UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2019

Twenty-First Century Fox, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 212-852-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 20, 2019 (the “Merger Effective Date”), pursuant to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2018, among Twenty-First Century Fox, Inc. (“21CF”), TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company) (“Old Disney”), The Walt Disney Company (formerly known as TWDC Holdco 613 Corp.) (“Disney”), WDC Merger Enterprises I, Inc. and WDC Merger Enterprises II, Inc., Disney acquired all of the outstanding shares of 21CF and Old Disney through a transaction in which: (i) WDC Merger Enterprises I, Inc. merged with and into Old Disney, with Old Disney surviving such merger as a wholly owned subsidiary of Disney (the “Disney Merger”) and (ii) WDC Merger Enterprises II, Inc. merged with and into 21CF, with 21CF surviving such merger as a wholly owned subsidiary of Disney (the “21CF Merger” and, together with the Disney Merger, the “Mergers”).  As a result of the Mergers, among other things, Disney became the ultimate parent of Old Disney, 21CF and their respective subsidiaries.  Effective as of the effective time of the Disney Merger, which occurred at 12:01 a.m. Eastern Time on the Merger Effective Date (the “Disney Effective Time”), Disney changed its name to “The Walt Disney Company” and Old Disney changed its name to “TWDC Enterprises 18 Corp.”.

Pursuant to the Merger Agreement, prior to the consummation of the Mergers, 21CF engaged in an internal restructuring whereby it transferred to Fox Corporation (“FOX”) a portfolio of 21CF’s news, sports and broadcast businesses, including the FOX News Channel, FOX Business Network, FOX Broadcasting Company, FOX Sports, FOX Television Stations Group, and sports cable networks FS1, FS2, FOX Deportes and Big Ten Network and certain other assets, and FOX assumed from 21CF certain liabilities associated with such businesses (the “Separation”). 21CF retained all assets and liabilities not transferred to FOX, including the 20th Century Fox Film and Television studios and certain cable and international television businesses. Following the Separation, effective at 7:25 a.m. Eastern Time on March 19, 2019 (the “Closing Date”), 21CF distributed all of the issued and outstanding common stock of FOX to the holders of the outstanding shares of 21CF Common Stock (as defined below) (other than holders of the shares held by subsidiaries of 21CF (the “Hook Stock Shares”)) on a pro rata basis (the “Distribution”) pursuant to a recapitalization merger in accordance with the terms of the Amended and Restated Distribution Agreement and Plan of Merger, dated as of June 20, 2018, by and between 21CF and 21CF Distribution Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of 21CF. Because the Distribution Adjustment Multiple (as defined in the Merger Agreement) was calculated to be approximately 1.357190, 0.263183 of each share of 21CF Common Stock outstanding at the time of the Distribution was exchanged for 1/3 of one share of FOX common stock of the same class. Prior to the Distribution, FOX paid to 21CF a cash dividend in the amount of $8.5 billion.

The Merger Agreement and the transactions contemplated thereby, including the Mergers, the Separation and the Distribution, were previously described in the Registration Statement on Form S-4 (Registration No. 333-225850) filed by Disney (as amended, the “Registration Statement”) and the definitive joint proxy statement/prospectus of Old Disney and 21CF, dated June 28, 2018 (as supplemented, the “Joint Proxy Statement/Prospectus”).

This Current Report on Form 8-K is being filed for the purpose of disclosing certain events with respect to 21CF in connection with the consummation of the Mergers.

Item 1.01  Entry into a Material Definitive Agreement.

Separation Agreement and Tax Matters Agreements

On the Closing Date, in connection with the Separation, 21CF entered into certain agreements, including a separation agreement that will effect the Separation (the “Separation Agreement”) and a tax matters agreement that addresses the parties’ respective rights, responsibilities and obligations with respect to certain tax matters (the “Tax Matters Agreement”).

Pursuant to the Separation Agreement, on the Closing Date, 21CF completed the Separation and, following the Distribution, FOX became a standalone, publicly traded company. The Separation Agreement contains provisions that are customary for a transaction of a similar nature as the Separation, including, among other things, covenants relating to (i) continued access for FOX to 21CF insurance policies, (ii) contracts of 21CF or its subsidiaries (the “Shared Contracts”) that relate in any material respect to the FOX Business and the Remainco Business (each as defined in the Separation Agreement), including covenants to cooperate in good faith to divide, partially assign, modify or replicate the rights and obligations under any Shared Contract so that each of FOX and 21CF, as applicable, is the beneficiary of the rights and responsible for the obligations under such Shared Contract that relate to its business and (iii) the posting and maintenance by FOX, within 30 calendar days of a determination by 21CF and FOX of the existence of (x) annual rights, fees and other payments due pursuant to contracts guaranteed by 21CF and (y) obligations payable by FOX under any contracts constituting a Delayed Transfer Asset (as defined in the Separation Agreement), each in excess of $750,000,000 under any individual contract or $1,500,000,000 in the aggregate, of a rolling, 12-month letter of credit for the benefit of 21CF with respect to the payments under clauses (x) and (y).

In connection with the Separation and the Distribution, pursuant to the Tax Matters Agreement, (i) Disney and 21CF will be responsible for and must indemnify FOX against any taxes required to be reported on a consolidated or separate tax return of 21CF and/or any of its subsidiaries, including any taxes resulting from the Separation and the Distribution, and (ii) FOX will be responsible for and must indemnify 21CF against any taxes required to be reported on a separate tax return of FOX or any of its subsidiaries and certain other taxes described in the Tax Matters Agreement.

The foregoing description of the Separation Agreement and the Tax Matters Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement and the Tax Matters Agreement, which are attached hereto as Exhibits 2.2 and 2.3, respectively, and each is incorporated herein by reference.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Amendment to News Corp Separation Agreement

In connection with the Separation and Distribution, on March 18, 2019, 21CF, FOX, News Corporation and News Corp Holdings UK & Ireland entered into a Partial Assignment and Assumption Agreement (the “News Corp Separation Agreement Assignment”), pursuant to which 21CF assigned, conveyed and transferred to FOX all of its rights, benefits, privileges, interests, burdens, obligations and liabilities under the Separation and Distribution Agreement, dated June 28, 2013, between the 21CF and New Newscorp Inc (now known as News Corporation) (the “News Corp Separation Agreement”) to the extent related to the FOX Assets and/or the FOX Liabilities (each as defined in the Separation Agreement). Pursuant to the News Corp Separation Agreement Assignment, News Corporation and News Corp Holdings UK & Ireland agreed to discharge and release 21CF, and 21CF agreed to discharge and release News Corporation and News Corp Holdings UK & Ireland, from all obligations and liabilities arising out of or in any way connected to the News Corp Separation Agreement that had been assigned to FOX. The foregoing summary of the News Corp Separation Agreement Assignment is qualified in its entirety by the full text of the News Corp Separation Agreement Assignment, which is attached hereto as Exhibit 2.4 and is incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the consummation of the Mergers, on March 20, 2019, 21st Century Fox America, Inc., a Delaware corporation (“21CFA”), terminated the Amended and Restated Credit Agreement, dated as of May 21, 2015 (and as subsequently amended), by and among 21CFA, as Borrower, 21CF, as Parent Guarantor, the banks, financial institutions and other institutional lenders and issuing banks party thereto, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, Bank of America, N.A., as Syndication Agent, Deutsche Bank Securities Inc. and Goldman Sachs Bank USA, as Co-Documentation Agents, JPMorgan Chase Bank, N.A. (“JPMCB”) and Citibank N.A., as Co-Administrative Agents, and JPMCB, as Designated Agent for the lenders.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, the Disney Merger was consummated and became effective as of the Disney Effective Time, and the 21CF Merger was consummated and became effective as of 12:02 a.m. Eastern Time on the Merger Effective Date (the “21CF Effective Time”).  As a result of the Mergers, among other things, Disney became the ultimate parent of Old Disney, 21CF and their respective subsidiaries.  The Mergers and the Merger Agreement were previously described in the Registration Statement and the Joint Proxy Statement/Prospectus.

Pursuant to the Merger Agreement, at the Disney Effective Time, each share of Old Disney common stock, par value $0.01 per share (“Old Disney Common Stock”), and each share of Old Disney series A preferred stock, par value $0.01 per share (together, “Old Disney Stock”) issued and outstanding immediately prior to the Disney Merger was converted into one share of Disney stock of the same class.

Pursuant to the Merger Agreement, at the 21CF Effective Time, each share of 21CF class A common stock, par value $0.01 per share, and 21CF class B common stock, par value $0.01 per share (together, “21CF Common Stock”) issued and outstanding immediately prior to the 21CF Effective Time (other than (i) shares held in treasury by 21CF that were not held on behalf of third parties and (ii) the Hook Stock Shares) was, subject to the proration procedures described below, exchanged for $51.572626 in cash (the “Per Share Value,” and such consideration, the “Cash Consideration”) or 0.4517 shares of common stock, par value $0.01 per share, of Disney (“Disney Common Stock,” and such consideration, the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”). In accordance with the Merger Agreement, the Per Share Value was calculated as follows:

Per Share Value = {[50.0% * ($38.00 + (Equity Adjustment Amount ÷ 1,877,000,000)] + {50.0% * Average Parent Stock Price * [Base Exchange Ratio + (Equity Adjustment Amount ÷ $195,069,102,000.00)]}} * the Distribution Adjustment Multiple.

Based on the final estimate of the Transaction Tax (as defined in the Merger Agreement) of $6,500,000,000, the Equity Adjustment Amount was $0.  Because the Average Parent Stock Price (as defined in the Merger Agreement), which was determined based on the volume weighted average trading price of a share of Old Disney Common Stock on the New York Stock Exchange over the fifteen consecutive trading day period ending on (and including) the trading day that was three trading days prior to the Merger Effective Date, was $114.1801, the Base Exchange Ratio (as defined in the Merger Agreement) was 0.3328. The number of shares of Disney Common Stock comprising the Stock Consideration was determined by dividing the Per Share Value by the Average Parent Stock Price.  Disney issued approximately 306,844,635 shares of Disney Common Stock to former holders of 21CF Common Stock. No fractional shares of Disney Common Stock are being issued and cash is being paid in lieu thereof.

The aggregate implied value of the consideration paid to former holders of 21CF Common Stock pursuant to the 21CF Merger was approximately $71 billion, including $35.7 billion in cash and approximately $35 billion in Disney Common Stock.

The election results with respect to the form of Merger Consideration were as follows:

●	Holders of approximately 499,851,490.660098 shares of 21CF Common Stock outstanding (or 36.44%) immediately prior to the 21CF Effective Time elected to receive the Stock Consideration.

●	Holders of approximately 704,595,899.751058 shares of 21CF Common Stock outstanding (or 51.37%) immediately prior to the 21CF Effective Time elected to receive the Cash Consideration.

●	Holders of approximately 167,141,699.891581 shares of 21CF Common Stock outstanding (or 12.19%) immediately prior to the 21CF Effective Time made no election.

The cash election was oversubscribed. Therefore, each share of 21CF Common Stock in respect of which a valid cash election was made by 5:00 p.m. New York City time on March 14, 2019 (the “Election Deadline”) was exchanged for 0.007929 shares of Disney Common Stock and $50.667340 in cash. Shares of 21CF Common Stock with respect to which a valid stock election or no valid election was made by the Election Deadline were exchanged for 0.4517 shares of Disney Common Stock.

In addition, at the 21CF Effective Time, Disney assumed the 21CF 2013 Long-Term Incentive Plan (“2013 LTIP”). In accordance with the Merger Agreement, at the 21CF Effective Time, following the adjustment of equity-based awards to reflect the Distribution in accordance with the terms of the 2013 LTIP, each outstanding 21CF performance stock unit award (“21CF PSU”)  under the 2013 LTIP was converted into an award of Disney restricted stock units subject to generally the same terms and conditions as were applicable to such 21CF PSU awards immediately prior to the 21CF Effective Time (except that such Disney restricted stock units are subject only to service based vesting conditions and no longer subject to achievement of applicable performance goals), with respect to a number of shares of Disney Common Stock (rounded up to the nearest whole share) determined by multiplying (A) the number of shares of 21CF Common Stock subject to each 21CF PSU award based on the target level of performance by (B) the Exchange Ratio (as defined in the Merger Agreement). Each such Disney restricted stock unit will vest at the same time as the vesting date of the applicable 21CF PSU award based on continued service with Disney following the initial merger.

In accordance with the Merger Agreement, at the 21CF Effective Time, following the adjustment of equity-based awards to reflect the Distribution in accordance with the terms of the 2013 LTIP, each outstanding award of 21CF  restricted stock units (“21CF RSUs”) under the 2013 LTIP was converted into Disney restricted stock units subject to generally the same terms and conditions as were applicable to such 21CF RSU immediately prior to the 21 Effective Time, with respect to a number of shares of Disney Common Stock (rounded up to the nearest whole share) determined by multiplying (A) the number of shares of 21CF Common Stock subject to each 21CF RSU by (B) the Exchange Ratio. Each such Disney restricted stock unit will vest based on continued service with Disney for employees who are employed by Disney following the initial merger and on continued service with FOX for employees who are employed by FOX following the initial merger.

The shares of 21CF Common Stock, which were listed under the symbols “FOXA” and “FOX,” respectively, prior to the Distribution, temporarily traded on Nasdaq under the symbols “TFCFA” and “TFCF,” respectively with the following new CUSIPs (90130A309 and 90130A408, respectively), solely on the date of Distribution prior to the Disney Effective Time. At the 21CF Effective Time, the 21CF Common Stock was suspended from trading on Nasdaq prior to the open of trading on the Merger Effective Date.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to 21CF’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2018, and is incorporated herein by reference.

The above description of the Merger Agreement has been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about 21CF, Old Disney, FOX, Disney or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in 21CF’s, Old Disney’s, FOX’s or Disney’s public disclosures.

The information set forth in the “Explanatory Note” and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Mergers, shares of 21CF Common Stock were registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq. As a result of the Mergers, 21CF has requested that Nasdaq file a Form 25 to withdraw the shares of 21CF Common Stock from listing on Nasdaq. The shares of 21CF Common Stock were suspended from trading on Nasdaq prior to the open of trading on the Merger Effective Date. 21CF expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the shares of 21CF Common Stock, and suspend the reporting obligations under Sections 12(g) and 15(d) of the Exchange Act of 21CF.

The information set forth in the “Explanatory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in the “Explanatory Note” and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.  Changes in Control of Registrant.

As a result of the consummation of the Disney Merger, a change of control of the registrant occurred and 21CF became a wholly owned subsidiary of Disney.

The information set forth in the “Explanatory Note” and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Mergers, on the Merger Effective Date, the directors of 21CF immediately prior to the 21CF Effective Time ceased to be directors of 21CF pursuant to the terms of the Merger Agreement, and the directors of WDC Merger Enterprises II, Inc. immediately prior to the 21CF Effective Time became the directors of 21CF. The names of these directors are indicated below:

Steve Bardwil
James Kapenstein
Kevin Mayer

In connection with the Mergers, on the Merger Effective Date, the officers of WDC Merger Enterprises II, Inc. immediately prior to the 21CF Effective Time became the officers of 21CF.  The names of the officers of 21CF and their respective positions are indicated below:

Christine McCarthy	President
Alan Braverman	Senior Executive Vice President
James Kapenstein	Senior Vice President
Daniel Grossman	Vice President
Jonathan Headley	Treasurer
Gregory Belzer	Assistant Treasurer
Marsha Reed Jolene Negre Roger Patterson	Secretary Assistant Secretary Assistant Secretary

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the Distribution, on the Closing Date, 21CF amended its Restated Certificate of Incorporation to provide that the Hook Stock Shares would not receive any consideration in connection with the Distribution or the 21CF Merger. The amendment to the Restated Certificate of Incorporation of 21CF is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

In connection with the completion of the Disney Merger and pursuant to the Merger Agreement, at the 21CF Effective Time, 21CF’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of 21CF’s Amended and Restated Certificate of Incorporation and Bylaws are filed as Exhibits 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                     Description of Exhibit

2.1
Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018, among , The Walt Disney Company, TWDC Enterprises 18 Corp., Twenty-First Century Fox, Inc., WDC Merger Enterprises I, Inc. and WDC Merger Enterprises II, Inc. (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated June 21, 2018 (SEC File No. 001-32352)).*

2.2	Separation and Distribution Agreement, dated as of March 19, 2019, by and between Twenty-First Century Fox, Inc. and Fox Corporation.*

2.3	Tax Matters Agreement, dated as of March 19, 2019, among The Walt Disney Company, Twenty-First Century Fox, Inc. and Fox Corporation.*

2.4
Partial Assignment and Assumption Agreement, dated as of March 18, 2019, of the Separation and Distribution Agreement, dated June 28, 2013, between the Registrant and New Newscorp Inc (now known as News Corporation), which was filed as Exhibit 2.1 to the Current Report of the Registrant on Form 8-K (File No. 001-32352) filed with the Securities and Exchange Commission on July 3, 2013.

3.1	Amendment to the Restated Certificate of Incorporation of Twenty-First Century Fox, Inc., effective as of March 19, 2019.

3.2	Amended and Restated Certificate of Incorporation of Twenty-First Century Fox, Inc., effective as of March 20, 2019.

3.3	Bylaws of Twenty-First Century Fox, Inc.

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

Date: March 20, 2019	By:	/s/ James Kapenstein
Name: James Kapenstein
Title: Senior Vice President